EXHIBIT 10.1


                               UNOCAL CORPORATION

                      2000 EXECUTIVE STOCK PURCHASE PROGRAM

     The purpose of the 2000 Executive Stock Purchase Program (the "Program") is to promote the long-term growth and financial success of Unocal Corporation (the "Company") by (1) providing a means whereby executives of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to maximizing the value of the Company for its stockholders, while (2) placing them at risk in the event of poor Company performance through the use of full recourse promissory notes as payment for Company stock.


1.   General Description

     The Program provides an opportunity for the Company's executives to purchase up to 1.75 million shares of Stock of the Company and to receive loans from the Company to finance such purchases.


2.   Definitions

     The following definitions shall be applicable throughout the Program but shall not be deemed to apply in other contexts unless specifically provided otherwise:

     a. "Award" means (i) an award permitting a Participant to purchase Stock from the Company under this Program at the Purchase Price, together with the related Purchase Loan, or (ii) an award offering to make a Purchase Loan to a Participant for the purchase of Stock on a specified date or dates in the open market, directly from the Company, or by private purchase.

     b. "Award Agreement" means a written agreement between the Company and a Participant which sets forth the terms of an Award. Award Agreements need not be identical and shall be in the form approved by the Committee.

     c. "Board" means the Board of Directors of the Company, except those members who are Employees.

     d. "Cause" means (i) conduct or action by a Participant which, in the opinion of the Committee, is materially harmful to the Company; (ii) willful failure by a Participant to follow an order of the Board, except in such case where the Participant believes in good faith that following such order would be materially detrimental to the interests of the Company; (iii) a Participant's conviction of a felony; or (iv) performance by a Participant which, in the opinion of the Committee, falls below the reasonable expectations of the Company.

     e.  "Code"  means the Internal Revenue Code of 1986, as amended.

     f. "Committee" means the Management Development and Compensation Committee of the Board, which shall consist solely of two or more directors who qualify as "outside directors," as defined in the regulations under Section 162 (m) of the Code and as "Non-Employees Director" as defined in Rule 16b-3.

     g.  "Company"  means Unocal Corporation.

     h. "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     i. "Disability" means the inability of a Participant to perform his or her normal duties of employment as a result of physical or mental incapacity as determined by the Committee.

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     j.  "Employee"  means any person  regularly  employed  by the  Company or a
Subsidiary on a full-time salaried basis.

     k. "Fair Market Value" means the average of the reported high and low prices of the Stock as reported in the New York Stock Exchange Composite Transactions quotations on a specified date or the actual purchase price of shares acquired by the Participant under the Program.

     l. "Interest Rate" means the interest rate determined by the Committee, which shall be the lowest rate which avoids the imputation of interest under the Code at the time of the Loan.

     m. "Participant" means an Employee of the Company or a Subsidiary who has been granted an Award under the Program.

n. "Purchase Date" means the date or dates on which a Participant purchases shares of Stock pursuant to an Award.

     o. "Purchase Loan" means an extension of credit to a Participant by the Company evidenced by the Purchase Note.

     p. "Purchase Note" means a full recourse promissory note including the terms set forth in Section 8.

     q. "Purchase Price" means (i), in the case of a purchase of Stock from the Company, the Fair Market Value of the Stock on the Purchase Date or (ii), in the case of a purchase of Stock in the open market or from a party other than the Company, the price at which the Participant purchases Stock pursuant to an Award.

     r. "Retirement" means termination of employment on or after "normal retirement age" as defined in the Company's retirement plan then in effect.

     s. "Rule 16b-3" means Rule 16b-3 as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     t. "Stock" means shares of common stock of the Company as described in the Company's Certificate of Incorporation.

     u.  "Subsidiary"   means  any  corporation  of  which  a  majority  of  the
outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     v. "Voluntary Termination" means any termination of employment by a Participant prior to Retirement other than a termination without Cause or a termination due to death or Disability.


3.   Effective Date and Duration

     The Program shall be effective on March 16, 2000, subject to the approval of this Program by the Company's stockholders. If this Program is not approved by the Company's stockholders, Participants must sell to the Company the Stock purchased under this Program at the lesser of the Purchase Price or the Fair Market Value on the date of such sale, and each Purchase Loan shall become immediately due and payable in full (including accrued and unpaid interest). If this Program is approved by the Company's stockholders, it shall terminate on December 31, 2003; provided that Purchase Loans outstanding as of such date shall not be affected or impaired by termination of the Program.

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4.   Administration

     The Committee shall administer the Program. The acts of a majority of its members present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may conduct meetings in person or by telephone.
     No member of the Committee, while serving as such, shall be eligible to receive an Award under the Program. The Committee shall have the authority, subject to the provisions of the Program, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Program as it may deem necessary or advisable in the administration of the Program. Among other things, the Committee shall have the authority, subject to the terms of the Program, to determine (a) the individuals to whom the Awards are granted, (b) the time or times the Awards are granted, (c) the Purchase Dates for such Awards, (d) the basis for any termination of employment, including whether or not it was for Cause, Disability, Retirement or otherwise (which determination shall be reasonable), and (e) the forms, terms and provisions of the Award Agreement and any other documents under the Program. The Committee's interpretation of the Program or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Program shall be final, binding, and conclusive on all parties.


5.   Shares Subject to the Program

     The Committee may, from time to time, grant and amend Awards to eligible Employees in accordance with the provisions of the Plan; provided, however, that:

     a. Subject to Section 10, the aggregate number of shares of Stock made subject to Awards under this Plan may not exceed 1,750,000 shares, and no Participant shall receive an Award with respect to more than 200,000 shares.

     b. If a Participant fails to purchase all of the shares of Stock subject to an Award, such unpurchased shares of Stock shall again be available to be granted as an Award under this Program.

     c. Stock purchased under this Program may be from the Company's authorized and unissued Stock or Treasury Shares; Stock purchased on the open market; or Stock acquired by private purchase.


6. Eligibility

     Senior   management  and  other  key  Employees  of  the  Company  and  its
Subsidiaries (including officers or Employees who are members of the Board) shall be eligible to be granted Awards under this Program.


7. Stock Purchase

     a. Grant of Award. The Committee shall determine the Purchase Date and, in the case of an Award permitting the Participant to purchase Stock from the Company, the number of shares of Stock that the Participant may purchase under the Award or, in the case of an Award offering to make a Purchase Loan for a purchase in the open market or from a third party, the amount of the Purchase Loan. The Committee shall give each Participant written notice prior to the Purchase Date stating (i) the maximum and minimum numbers (which numbers may be identical) of shares of Stock that the Participant may purchase under the Award or the maximum and minimum amounts (which amounts may be identical) of the Purchase Loan, (ii) the Purchase Date and (iii) the Interest Rate and other terms pertaining to the Purchase Loan.

     b. Exercise of Award. A Participant shall exercise an Award by delivering to the Company on the Purchase Date (i) a notice stating the number of shares (not less than the minimum number and not more than the maximum number specified in the Award) such Participant elects to purchase or the amount (not less than the minimum and not more than the maximum amount specified in the Award) that the

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Participant  elects to borrow,  and (ii) an executed Award  Agreement,  Purchase
Note and any other documents required pursuant to the Program. Any Participant who does not elect to purchase at least the minimum number of shares specified in the Award Agreement or to borrow at least the minimum amount specified in the Award Agreement on the Purchase Date shall forfeit any rights under the Program with respect to such Award, including, without limitation, any right to receive a Purchase Loan.


8.   Purchase Loans

     a. General. The Company shall extend a Purchase Loan to a Participant upon exercise of an Award subject to the terms and conditions set forth in this
Section 8. The original principal amount of the Purchase Loan shall be equal to the total purchase price of the Stock. Such Purchase Loan shall be evidenced by a Purchase Note with full recourse against the maker. The obligations of each Participant under the Purchase Loan shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Program or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

     Notwithstanding anything to the contrary in this Section 8, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law, provided, that the failure to make such Purchase Loan shall be deemed to revoke the acceptance and exercise of a related Award unless otherwise specified by the Participant. Notwithstanding anything to the contrary in this Section 8, the terms and repayment provisions of the Purchase Note shall conform with the applicable rules and regulations of the Federal Reserve Board then in effect.

     b. Unsecured Loan. Payment of the Purchase Loan shall not be secured, directly or indirectly, by a pledge of the shares of Stock acquired by the Participant upon the exercise of the Award to which the Purchase Loan relates.

     c. Interest. Interest on the principal balance of the Purchase Loan will accrue annually, in arrears, at the Interest Rate. Except as provided in the Purchase Loan and related Purchase Note, interest shall be added to the balance of the Purchase Loan. To the extent that a Participant receives cash dividends or other distributions paid in cash on Stock purchased under this Program, the Participant shall prepay the related Purchase Loan with the full pre-tax amount of such dividend or distribution received within ten (10) days of receipt. Such prepayments shall first be applied to pay accrued interest on the Purchase Loan and then to reduce the principal balance due on the Purchase Loan.

     d. Term. The term of the Purchase Loan for any Participant shall begin on such Participant's Purchase Date and, subject to prepayment as provided in this
Section 8, shall have a final maturity date on the eighth (8th) anniversary of the Purchase Date.

     e. Payment Schedule. Except as provided in Section 3, and subject to prepayment as provided in this Section 8, no payments of either principal or interest shall be due under the Purchase Loan during the first five (5) years following the Purchase Date. The principal balance of the Purchase Loan
(including accrued but unpaid interest) outstanding after any prepayments following the end of such five-year period, if any (the "Remaining Balance"), shall be payable in three (3) equal annual installments on the sixth (6th), seventh (7th) and eighth (8th) anniversaries of the Purchase Date, with interest on the unpaid Remaining Balance payable annually in arrears, on each such anniversary.

     f. Optional Prepayments. A Participant may prepay all or any portion of the Purchase Loan at any time. Any prepayments made to the Company pursuant to this
Section 8(f) shall first be applied to pay

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accrued  interest on the Purchase Loan and then to reduce the principal  balance due on the Purchase Loan. Any prepayment of the balance of the Purchase Loan shall be applied to the principal payments due thereon in chronological order of maturity.

     g. Prepayment Obligations Upon Voluntary Termination or Termination for Cause. Upon a termination of employment that is determined by the Committee to be a termination for Cause or a Voluntary Termination, any outstanding balance on the Purchase Loan (including any accrued and unpaid interest) shall become due and payable on the 60th day following such termination of employment. Prepayment of a Purchase Loan shall not be required in the event of any other termination of employment (including termination due to death, Disability, Retirement, and termination without Cause).

     h. Purchase Loan Forgiveness. For Awards granted during the year 2000, the Committee shall provide for the partial forgiveness of the Purchase Loan in the case of a Participant who has died or becomes Disabled to the extent that, at the maturity date of the Purchase Loan, the outstanding balance of the Purchase Loan (including any accrued and unpaid interest), increased by the amount of any repayments of principal previously made by the Participant, is greater than the sum of (i) the Fair Market Value of the number of shares of Stock purchased by the Participant pursuant to the exercise of the Award plus (ii) the amount of the Performance Bonus paid to the Participant under the Long-Term Incentive Plan of 1998 for the four-year award period ending on December 31, 2003 plus (iii) interest on such Performance Bonus at the Interest Rate from December 31, 2003 to the repayment date.


9.   General

     a. Government and Other Regulations. The obligation of the Company with respect to the grant and exercise of Awards shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act") any of the shares of Stock issued under the Program. If the Stock issued under the Program may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     b. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from any benefits due under the Program or other amounts payable to a Participant an amount sufficient to satisfy any federal, state or local withholding requirements applicable to such benefits. In addition, as a condition to payment or delivery of any benefit hereunder, including without limitation, any forgiveness of any portion of a Purchase Loan pursuant to
Section 3 or Section 8(h), the Company or a Subsidiary, as appropriate, may require a Participant to pay to the Company or Subsidiary the amount of any applicable federal, state or local withholding taxes.

     c. Claim to Awards and Employment Rights. No Employee or other person shall have any claim or right to be granted an Award under the Program. Neither this Program nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or a Subsidiary.

     d. Applicable Law. This Program, any Award Agreements and all other related documents shall be governed by and construed in accordance with the laws of the State of California without regard to the application of the conflicts of laws provisions thereof except for such matters as are subject to the General Corporation Law of Delaware.

     e. Inurement of Rights and Obligations. The rights and obligations under the Program and any related Award Agreements shall inure to the benefit of, and binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

     f. Non-exclusivity of Program. Nothing in this Program shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to Stock, under any other plan or authority.

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     g. Severability;  Validity.  This Program is intended to qualify under Rule
16b-3. If any of the terms or provisions of this Program conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements. In the event that any provision of the Program or any related Award Agreement or other related document is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Program or any related Award Agreement or other document.

     h. Indemnification. Each person who is or shall have been a member of the Committee or the Board, including the Employee directors, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Program and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     i. Reliance on Reports. Each member of the Committee and the Board, including the Employee directors, shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Program by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     j. Relationship to Other Benefits. No payment under the Program shall be taken into account in determining any benefits under a pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

     k. Expenses. The expenses of administering the Program shall be borne by the Company and its Subsidiaries.

     l. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     m. Titles and Headings. The titles and headings of the sections in the Program are for convenience of reference only, and in the event of any conflict, the text of the Program, rather than such titles or headings, shall control.


10.   Changes in Capital Structure

     Any agreements evidencing Awards shall be subject to adjustment by the Committee as to the number and price of shares of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Purchase of any such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Program and the number of shares issued under any Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
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11.   Amendments and Termination

     The Board may at any time amend, suspend or terminate the Program subject to the provisions of this Section 11. No amendment, suspension or termination of the Program shall, without the consent of the Participant, adversely affect such Participant's rights under the Program in any material respect. In addition, without further stockholder approval, the Board shall not:

     a. Increase the maximum number of shares which may be issued under the Program, except as provided in Section 10;

     b. Change the Program to permit a purchase of Stock at a price less than Fair Market Value; or

     c. Extend the termination date of the Program.

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